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                           HILLIARD LYONS INVESTMENT TRUST

                           WRITTEN INSTRUMENT AMENDING THE
                          NAME OF THE TRUST AND THE NAME OF
                           THE INITIAL SERIES OF THE TRUST

     The undersigned, being the Trustees of Hilliard Lyons Investment Trust (the "Trust"), a Delaware business trust organized pursuant to a Declaration of Trust dated January 12, 1999, (the "Declaration of Trust"), pursuant to Section 1.1 of
Article I and Section 9.3(d) of Article IX of the Declaration of Trust, do hereby amend the Declaration of Trust by deleting the first sentence of Section
1.1 of Article I in its entirety and replacing it with the following:

     "The name of the Trust created hereby (the "Trust") shall be "Hilliard Lyons Research Trust," and so far as may be practicable the Trustees shall conduct the Trust's activities, execute all documents and sue or be sued under that name, which name (and the word "Trust" wherever hereinafter used) shall not refer to the Trustees in their individual capacities or to the officers, agents, employees, or Holders of Interest in the Trust."

     Further, the undersigned, pursuant to Section 9.3(d) of Article IX of the Declaration of Trust, do hereby amend the Declaration of Trust by deleting
Article VI, Section 6.2(a) in its entirety and replacing it with the following:

          "(a) Without limiting the authority of the Trustees set forth in
     Section 6.2(b) to establish and designate any further series, the Trustees hereby establish and designate one series, as follows:

     Senbanc Fund

          The provisions of this Article VI shall be applicable to the above designated series and any further series that may from time to time be established and designated by the Trustees as provided in
     Section 6.2(b).

     IN WITNESS WHEREOF, the undersigned have this 4th day of May, 1999 signed these presents.



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James W. Stuckert                       William W. Crawford, Jr.



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Robert L. Decker                        W. Patrick Mulloy